Exhibit 99.1

Contact: Tracy McLauchlin, CFO IES Holdings, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

IES HOLDINGS REPORTS FISCAL 2016 THIRD QUARTER RESULTS

HOUSTON — August 8, 2016 — IES Holdings, Inc. (or “IES”) (NASDAQ: IESC) today announced financial results for the quarter ended June 30, 2016.

THIRD QUARTER AND YEAR-TO-DATE 2016 FINANCIAL HIGHLIGHTS

•	Revenue of $179.6 million for the third quarter of fiscal 2016, an increase of 24.7% compared with the third quarter of fiscal 2015

•	Net income of $10.8 million for the third quarter of fiscal 2016 (including an acquisition-related tax benefit of $3.6 million), compared to net income of $4.0 million for the third quarter of fiscal 2015

•	Earnings per share of $0.50 in the third quarter of fiscal 2016 (including an acquisition-related tax benefit of $0.17), compared to $0.19 for the third quarter of fiscal 2015

•	Backlog of approximately $361 million as of June 30, 2016, compared to approximately $301 million as of March 31, 2016, and approximately $241 million as of June 30, 2015

MANAGEMENT COMMENTARY

Robert Lewey, President, stated, “Our third quarter results reflect the collective strong performance and diversity of our operating segments. I am pleased to report that our quarterly revenue grew by 24.7%, gross margins increased from 17.4% to 18.9% and operating margins increased from 3.2% to 4.6% when compared to the same quarter in the previous year. We believe the significant and continued improvement of our operating metrics, combined with a $60 million increase in backlog, have us well positioned to continue to achieve profitable growth. Lastly and as previously disclosed, during the quarter we completed several strategic and corporate initiatives, including the acquisitions of STR Mechanical on April 27 and Technibus on June 15, the completion of our name change to IES Holdings, Inc., and the amendment of our credit facility with improved terms.”

Tracy McLauchlin, Chief Financial Officer, added, “We continue to execute on our strategy of prudently allocating capital to expand and diversify IES. During the nine months ended June 30, 2016, we deployed $60 million on four business acquisitions, which included the most significant capital investment since beginning our holding company strategy. These acquisitions were financed in large part with cash on hand, adding only approximately $20 million of debt. We believe that our strong balance sheet and available liquidity, as well as expected cash flow from both our legacy and acquired businesses, will support our organic and acquisition growth strategies.”

STOCK BUYBACK PLAN

The Company’s Board of Directors has authorized and previously announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time. The Company had 970,915 shares remaining under its stock repurchase authorization at June 30, 2016. During the quarter ended June 30, 2016, the Company repurchased 39,237 shares at an average price of $11.82 per share.

NET OPERATING LOSS CARRYFORWARDS (NOLs)

The Company estimates that it had available net operating loss carryforwards for U.S. federal income tax purposes of approximately $439 million at September 30, 2015, including approximately $142 million resulting from the additional amortization of personal goodwill. The Company’s common stock is subject to a Rights Plan dated January 28, 2013 intended to assist in limiting the number of 5% or more owners, and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee, however, that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2015 and quarterly report on Form 10-Q for the period ended June 30, 2016, to be filed with the Securities and Exchange Commission by August 8, 2016, and any amendments thereto.

NON-GAAP FINANCIAL MEASURES AND OTHER ADJUSTMENTS

This press release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by reflecting additional ways to view aspects of the Company’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying trends in our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

ABOUT IES HOLDINGS, INC.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our over 3,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2015. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Revenues	$179.6	$144.1	$490.3	$414.2
Cost of services	145.6	119.0	400.9	344.7

Gross profit	34.0	25.1	89.4	69.5
Selling, general and administrative expenses	25.7	20.5	72.5	58.6
Contingent consideration expense	0.1	—	0.3	—
Loss on sale of assets	—	—	0.8	—

Income from operations	8.2	4.6	15.8	10.9
Interest expense, net	0.3	0.3	0.9	0.9
Other expense (income), net	—	—	—	(0.2)
(Benefit) provision for income taxes	(2.9)	0.3	(3.9)	0.9

Net income from continuing operations	10.8	4.0	18.8	9.3
Net loss from discontinued operations	—	—	—	(0.2)
Net income attributable to noncontrolling interest	—	—	—	—

Net income attributable to IES Holdings, Inc.	$10.8	$4.0	$18.8	$9.1

Income (loss) per share attributable to IES Holdings, Inc.:
Continuing operations	$0.50	$0.19	$0.88	$0.43
Discontinued operations	—	—	—	$(0.01)

Basic	$0.50	$0.19	$0.88	$0.42

Diluted income (loss) per share attributable to IES Holdings, Inc.:
Continuing operations	$0.50	$0.19	$0.87	$0.43
Discontinued operations	—	—	—	$(0.01)

Diluted	$0.50	$0.19	$0.87	$0.42

Shares used in the computation of income (loss) per share:
Basic (in thousands)	21,298	21,319	21,280	21,542
Diluted (in thousands)	21,457	21,371	21,412	21,589

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME (LOSS) AND ADJUSTED EARNINGS PER SHARE

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to IES Holdings, Inc.	$10.8	$4.0	$18.8	$9.1
Contingent consideration expense	0.1	—	0.3	—
Loss on sale of non-core assets	—	—	0.8	—
Purchase price accounting tax benefit	(3.6)	—	(5.0)	—

Adjusted net income	$7.4	$4.0	$15.0	$9.1

Adjusted earnings per share:
Basic	$0.34	$0.19	$0.70	$0.42
Diluted	$0.34	$0.19	$0.69	$0.42

Shares used in the computation of earnings per share:
Basic (in thousands)	21,298	21,319	21,280	21,542
Diluted (in thousands)	21,457	21,371	21,412	21,589

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	June 30, 2016	September 30, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22.8	$49.4
Restricted cash	0.3	—
Accounts receivable:
Trade, net of allowance	109.9	93.0
Retainage	20.7	17.5
Inventories	17.4	14.0
Costs and estimated earnings in excess of billings on uncompleted contracts	9.4	12.3
Prepaid expenses and other current assets	4.3	3.0

Total current assets	184.8	189.0

Property and equipment, net	15.3	11.7
Goodwill	39.6	17.2
Intangible assets, net	33.0	4.7
Other non-current assets	4.9	4.0

Total assets	$277.5	$226.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$90.7	$82.9
Billings in excess of costs and estimated earnings on uncompleted contracts	27.6	25.2

Total current liabilities	118.4	108.1

Long-term debt, net of current maturities	30.2	10.2
Other non-current liabilities	6.8	7.0

Total liabilities	155.4	125.3

Noncontrolling interest	1.7	—

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(4.9)	(4.4)
Additional paid-in capital	194.3	193.6
Retained deficit	(69.2)	(88.0)

Total stockholders’ equity	120.4	101.4

Total liabilities and stockholders’ equity	$277.5	$226.7

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Nine Months Ended June 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18.8	$9.1
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	0.3	—
Amortization of deferred financing cost	0.3	0.2
Depreciation and amortization	3.5	1.8
Loss on sale of assets	0.8	—
Non-cash compensation	0.6	0.3
Changes in operating assets and liabilities
Accounts receivable	(8.0)	(4.1)
Inventories	(0.2)	2.8
Costs and estimated earnings in excess of billings	3.0	(4.2)
Prepaid expenses and other current assets	(3.1)	(3.0)
Other non-current assets	(1.3)	0.1
Accounts payable and accrued expenses	1.6	(1.9)
Billings in excess of costs and estimated earnings	2.5	4.9
Other non-current liabilities	(4.8)	0.2

Net cash provided by operating activities	13.9	6.2

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(2.2)	(2.4)
Proceeds from sale of property and equipment	2.2	—
Consideration for acquisitions, net of cash acquired	(59.7)	(3.1)

Net cash used in investing activities	(59.7)	(5.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	20.0	—
Repayments of debt	(0.1)	—
Options exercised	0.1	—
Purchase of treasury stock	(0.6)	(3.2)
Change in restricted cash	(0.3)	—

Net cash provided by (used in) financing activities	19.2	(3.2)

NET DECREASE IN CASH EQUIVALENTS	(26.6)	(2.5)
CASH AND CASH EQUIVALENTS, beginning of period	49.4	47.3

CASH AND CASH EQUIVALENTS, end of period	$22.8	$44.8

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Revenue
Communications	$48.7	$35.5	$128.8	$95.3
Residential	56.9	53.0	162.4	151.8
Commercial & Industrial	59.5	44.4	158.9	132.7
Infrastructure Solutions	14.5	11.2	40.2	34.5

Total Revenue	$179.6	$144.1	$490.3	$414.2

Operating Income
Communications	$3.0	$2.8	$8.1	$5.8
Residential	4.2	2.7	11.1	6.5
Commercial & Industrial	2.9	1.5	4.7	4.2
Infrastructure Solutions*	1.3	(0.1)	0.7	1.0
Corporate	(3.3)	(2.3)	(8.7)	(6.6)

Total Operating Income	$8.2	$4.6	$15.8	$10.9

*	Infrastructure Solutions for the nine months ended June 30, 2016 includes contingent consideration expense and loss on sale of non-core assets